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											Exhibit 24
			POWER OF ATTORNEY

     Each of the undersigned directors and officers of Thomas & Betts Corporation hereby severally constitutes T. Kevin Dunnigan, Clyde R. Moore, Jerry Kronenberg and Fred R. Jones, or any one of them (with full power of each of them to act alone), his or her true and lawful attorney-in-fact, with full power of substitution and re-substitution, to execute on our behalf a registration statement on Form S-3 relating to the Common Stock of Thomas & Betts Corporation and any and all amendments (including post effective amendments) to such Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to perform each and every act necessary to be done as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                       Title                  Date

/S/T.Kevin Dunnigan      Chairman of the Board,        June 5, 1996
(T. Kevin Dunnigan)      Chief Executive Officer,
			 and Director

/S/Clyde R. Moore        President, Chief Operating
(Clyde R. Moore)         Officer and Director          June 5, 1996

/S/Fred R. Jones         Vice President-Finance and    June 5, 1996
(Fred R. Jones)          Treasurer (Chief Financial
			 Officer and Principal
			 Accounting Officer)

/S/Jerry Kronenberg      Vice President-General        June 5, 1996
			 Counsel

/S/Raymond B. Carey, Jr. Director                      June 5, 1996
(Raymond B. Carey, Jr.)

_____________________    Director                      June _, 1996
(Ernest H. Drew)

/S/Jeannanne K. Hauswald Director                      June 5, 1996
(Jeanne K. Hauswald)

/S/Thomas W. Jones       Director                      June 5, 1996
(Thomas W. Jones)

/S/Robert A. Kenkel      Director                      June 5, 1996
(Robert A. Kenkel)

/S/Kenneth R. Masterson  Director                      June 5, 1996
(Kenneth R. Masterson)

/S/J. David Parkinson    Director                      June 5, 1996
(J. David Parkinson)

/S/Jean-Paul Richard     Director                      June 5, 1996
(Jean-Paul Richard)

/S/Ian M. Ross           Director                      June 5, 1996
(Ian M. Ross)

/S/William H. Waltrip    Director                      June 5, 1996
(William H. Waltrip)